As filed with the Securities and Exchange Commission on: June 23, 1998

                                           Registration No. 333-___________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                _______________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                _______________

                           ADVANCED MICRO DEVICES, INC.
                      -----------------------------------------
             (Exact name of registrant as specified in its charter)




          Delaware                                       94-1692300
        -----------------                      -----------------------------
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)


 One AMD Place, Sunnyvale, California                   94088-3453
----------------------------------------               -------------
(Address of principal executive offices)                 (Zip Code)


             Advanced Micro Devices, Inc. 1996 Stock Incentive Plan
            -------------------------------------------------------
                           (Full title of the plans)


                                 Thomas M.McCoy
                 Vice President, General Counsel and Secretary
                  Advanced Micro Devices, Inc., One AMD Place,
                         Sunnyvale, California  94088-3453
                   ---------------------------------------------
                    (Name and address of agent for service)

                                 (408) 732-2400
                               --------------------
         (Telephone number, including area code, of agent for service)



CAPTION>
======================================================================================================
                                 CALCULATION OF REGISTRATION FEE
======================================================================================================


                                              Proposed Maximum  Proposed Maximum
     Title of Securities        Amount to          Offering         Aggregate         Amount of
       to be Registered       be Registered    Price per Share    Offering Price   Registration Fee
------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value      3,700,000     $19.236775/1/     $71,176,068         $20,997
======================================================================================================

/1/ Estimated solely for the purpose of determining the registration fee (i) pursuant to Rule 457(h) on the basis of the exercise price per share of outstanding options for 429,109 shares at $27.75 per share, 225,000 shares at $26.00 per share and 230,875 shares at $18.38 per share and (ii) pursuant to Rule 457(c) for the remaining 2,815,016 shares registered hereunder on the basis of the average of the reported high ($17.875) and low ($17.0625) prices, for the Company's Common Stock on the New York Stock Exchange on June 16, 1998.

  The contents of the registration statement identified by the file number 33-04797, is hereby incorporated by reference.



Item 8.  Exhibits

  See Index to Exhibits.

                                 SIGNATURES
                                 ----------


  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sunnyvale, California, on this 16th day of June, 1998.


                                ADVANCED MICRO DEVICES, INC.



                                By /s/      RICHARD PREVITE
                                  ----------------------------------
                                            Richard Previte

                                  Director, President, Chief Operating Officer, Chief Financial and Administrative Officer and Treasurer

                               Power of Attorney
                               -----------------


  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. J. Sanders III and Richard Previte, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



             Signature                             Title                         Date
------------------------------------  -------------------------------  -------------------------
/s/ W. J. Sanders III
-------------------------------       Chairman of the Board and             June 16, 1998
W. J. Sanders III                      Chief Executive Officer
                                       (Principal Executive Officer)

/s/ Richard Previte
-------------------------------       Director, President and               June 16, 1998
Richard Previte                        Chief Operating Officer
                                       and Member of the Office
                                       of the CEO, Chief
                                       Financial and
                                       Administrative Officer and
                                       Treasurer

/s/ S. Atiq Raza
-------------------------------       Director, Executive Vice              June 15, 1998
S. Atiq Raza                           President and Chief
                                       Technical Officer and
                                       Member of the Office of
                                       the CEO

/s/ Friedrich Baur
-------------------------------       Director                              June 15, 1998
Friedrich Baur


             Signature                             Title                         Date
------------------------------------  -------------------------------  -------------------------

/s/ Charles M. Blalack
-------------------------------       Director                              June 15, 1998
Charles M. Blalack

/s/ R. Gene Brown
-------------------------------       Director                             June 15, 1998
R. Gene Brown

/s/ Joe L. Roby
-------------------------------       Director                             June 15, 1998
Joe L. Roby

/s/ Leonard Silverman
-------------------------------       Director                             June 15, 1998
Leonard Silverman

                                 EXHIBIT INDEX
                                 -------------



Exhibit
No.                                          Exhibit Name
--------        ---------------------------------------------------------------------------
5               Opinion of Counsel; Latham & Watkins

23.1            Consent of Ernst & Young LLP, Independent Auditors

23.2            Consent of Counsel (See Exhibit 5)

24              Power of Attorney (see signature pages)

99              Advanced Micro Devices, Inc. 1996 Stock Incentive Plan